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                                                                    EXHIBIT 99.1


                             FOR IMMEDIATE RELEASE


 Loudeye Restructures Operations to Support New Initiatives, Consolidate Core
           Business Infrastructure and Integrate Recent Acquisitions


Seattle, WA - April 11, 2001 - Loudeye Technologies, Inc. (Nasdaq: LOUD), a leading provider of services and infrastructure for the authorized delivery of digital content, today announced it is restructuring operations to consolidate its core media services infrastructure, integrate recent acquisitions and support new business initiatives under development.

Having substantially completed the development of its advanced digital music archive and related distribution technology, Loudeye will focus its resources on aggressively exploiting these assets and supporting new business initiatives that directly enable the authorized delivery of digital music. Those initiatives, which the Company will begin rolling out in the weeks ahead, may include new product offerings, key strategic alliances and acquisitions, as well as the reduction or outsourcing of non-core business operations. Additionally, Loudeye is integrating the recent acquisitions of DiscoverMusic, currently the largest purveyor of music samples on the Internet, and certain technology assets of OnAir Streaming Networks, a leading developer of online radio applications.

As a result, Loudeye's permanent work force of approximately 300 is being reduced by 45 percent. The Company's Seattle-based operations, presently located in four separate facilities, will be consolidated into the corporate headquarters. Upon its completion later in the second quarter, the operational restructuring is anticipated to produce annualized cash savings of approximately $12 million. Loudeye expects to record a cash charge of approximately $2.5 million in the second quarter related to these changes as well as a substantial non-cash charge for related asset write-downs that will be discussed in the Company's announcement of first quarter results later this month.

"As the emerging market for digital music distribution begins to unfold, Loudeye is focused on developing sustainable, scalable revenue streams," said John T. Baker, Loudeye chief executive officer. "I am confident that Loudeye, with the resources to move aggressively and opportunistically, is well positioned for success."

"Although this restructuring produces significant cost savings and strengthens our financial position, it was engineered to maximize operating efficiency and align resources with a refocused business plan that leverages Loudeye's technology, expertise and customer knowledge," Baker added.

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About Loudeye Technologies, Inc.

Loudeye is a leading provider of services and infrastructure for the authorized delivery of digital content that empower today's top media, entertainment and Fortune 1000 companies to transform traditional media assets into dynamic digital content. Through its Loudeye(TM) Digital Media Centers in Seattle (headquarters), New York and London, Loudeye is building the infrastructure to support the next generation of digital media businesses. To learn more, visit www.loudeye.com.

Forward Looking Statements:

Unaudited Financial Information and Forward-Looking Statements
The company believes the special charge estimates to be materially accurate although that information is subject to adjustment based upon final internal reviews by management and review by its independent auditors. In addition, this press release contains forward-looking information within the meaning of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, as amended, such as statements about Loudeye's initiatives and roll-outs, estimated future financial results, including size of special charge amounts, anticipated accomplishments and potential cost-savings from the company's reduction in staff, and the statements made by the CEO in this release. These statements are based on current trends, expectations, plans and prospects and there is no guarantee that these results will actually occur, these trends will actually continue or Loudeye's products, services or initiatives will develop in the way currently anticipated. Actual events, results or developments may differ materially from those expressed or implied in forward-looking statements due to a number of risks and uncertainties. Such factors include: the possibility of adverse changes in the market for distribution of digital music that Loudeye serves, adverse or uncertain legal developments with respect to copyrights surrounding the creation and distribution of digital music, pricing pressures and other activities by competitors, the continued viability of Loudeye's customers' commercial prospects and their ability to pay for digital media services and applications, lack of market acceptance for Loudeye's products and services, delay in the launch of new products and services of Loudeye or its customers, unexpected costs in connection with the integration and consolidation of Loudeye's acquisitions, including diversion of management time related to the integration, risks involved in retaining and motivating key personnel, risks associated with supplier and customer concentration, capacity constraints, delays in the adoption of digital media or related applications on the web, and the acceptance and growth of streaming media technology in general. More information about the risks and challenges faced by Loudeye is contained in Loudeye's Annual Report on Form 10-K for the year ended December 31, 2000, and other documents filed by Loudeye from time to time with the Securities and Exchange Commission, copies of which are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Loudeye assumes no obligation to update the forward-looking statements included in this release.

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Contacts:

Media/Public Relations: Andrew Cullen, Barokas Public Relations, 206-264-8220, andrew@barokas.com
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Investor: Mike Dougherty, Loudeye Technologies, Inc., 206-832-4000,
ir@loudeye.com
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